UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016 (June 10, 2016)

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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park Drive, Suite D, Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 10, 2016, Issuer Direct Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, there were 2,143,257 shares of common stock represented in person or by proxy of the 2,794,394 shares of common stock entitled to be cast. The Company's stockholders approved the three proposals listed below, which proposals are described in detail in the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 20, 2016. The final votes on the proposals presented at the Annual Meeting are as follows:

PROPOSAL 1:  TO ELECT FIVE (5) DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

	Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining

Brian R. Balbirnie	2,794,394	2,127,403	15,854	-0-
Andre M. Boisvert	2,794,394	2,137,854	5,403	-0-
William H. Everett	2,794,394	2,125,354	17,903	-0-
J. Patrick Galleher	2,794,394	2,137,851	5,406	-0-
David Sandberg	2,794,394	2,134,663	8,594	-0-

PROPOSAL 2: TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF CHERRY BEKAERT, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining
2,794,394	2,140,950	307	2,000

 PROPOSAL 3: TO AMEND THE COMPANY’S 2014 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR GRANT BY 200,000 SHARES.

Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining
2,794,394	2,117,656	25,499	102

Item 9.01.                        Financial Statements and Exhibits.

(d)  Exhibits

10.1 First Amendment to Issuer Direct Corporation 2014 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: June 13, 2016	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie Chief Executive Officer